Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement pertaining to the Overstock.com, Inc. Amended and Restated 2005 Equity Incentive Plan, of our report dated February 14, 2023, with respect to the financial statements of Medici Ventures, L.P., included in the Annual Report (Form 10-K) of Overstock.com, Inc., for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
August 4, 2023